United States

Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 25,  2017

(Exact name of registrant as specified in its charter)

Delaware	000-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.Departure of Directors or Certain Officers; Election of Certain Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2017, Old Second Bancorp, Inc. (the “Company”) entered into a revised Compensation and Benefits Assurance Agreement with Gary Collins, Vice Chairman and director of the Company.  This revised agreement removes the provision related to the gross up payment to the employee for the purpose of covering the full cost of any excise taxes, or any state and federal income taxes and payroll taxes, in the event any severance or other payments from the Company would constitute an excess parachute payment.

Except for the change described above, the terms of the revised agreement are substantially as described in the Company’s proxy statement for its 2017 annual stockholders’ meeting under the heading “Executive Compensation-Potential Payments upon Termination of Change in Control – Assurance Agreements,” which is incorporated herein by reference.

The foregoing summary of the revised agreement is qualified in its entirety by the terms and conditions of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

10.1Compensation and Benefits Assurance Agreement dated as of April 25, 2017, between Old Second Bancorp, Inc. and Gary Collins.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: April 28, 2017	By:	/s/ James L. Eccher
	Name:	James L. Eccher
	Title:	President and Chief Executive Officer